UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-32064	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Numbers)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The trial relating to the complaint filed by Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC (collectively, “Horizon PCS”), wholly owned subsidiaries of Registrant, against Sprint Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P. (collectively, “Sprint”) and Nextel Communications, Inc. (“Nextel”) in the Court of Chancery in the State of Delaware in and for New Castle County (the “Action”), has been consolidated with the trial relating to the complaint filed by UbiquiTel Inc. and UbiquiTel Operating Company (collectively, “UbiquiTel”) against Sprint and Nextel in the Court of Chancery in the State of Delaware.  The consolidated trial is scheduled to begin on January 9, 2006.

In connection with the consolidation of the trials, Sprint agreed to extend the Forbearance Agreement in the Horizon PCS territory until the date that any decision after trial is rendered by the Chancery Court in connection with the merits of the Action, with certain limited exceptions that would require approval by the Chancery Court.

The amendment to the Forbearance Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.

99.1  Amendment No. 1, dated as of December 12, 2005, to Forbearance Agreement, dated as of July 28, 2005, among Sprint Corporation, Sprint Spectrum L.P., WirelessCo L.P., Sprint Communications Company L.P., Sprint Telephony PCS, L.P., Sprint PCS License, L.L.C., Nextel Communications, Inc., iPCS, Inc., iPCS Wireless, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: December 12, 2005
	By:	/s/ Stebbins B. Chandor, Jr.
	Name:	Stebbins B. Chandor, Jr.
	Title:	Executive Vice President and Chief Financial Officer